UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2016

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-14428	98-014-1974
(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Third Amendment to Letter of Credit Reimbursement Agreement

Effective as of November 8, 2016, Renaissance Reinsurance Ltd. (“RRL”) entered into the Third Amendment to Letter of Credit Reimbursement Agreement (the “Amendment”), by and among RRL and each of Bank of Montreal, as documentation agent (the “Documentation Agent”), Bank of Montreal, London Branch, as a lender (“BMO”), Citibank Europe plc, as a lender and as collateral agent (“CEP”), and ING Bank N.V., London Branch, as a lender and as letter of credit agent (“ING” and, together with BMO and CEP, the “Lenders”), amending the Reimbursement Agreement, dated as of November 23, 2015, as amended (the “Reimbursement Agreement”), evidencing a secured letter of credit facility (the “Facility”) providing for the issuance by the Lenders of two letters of credit (the “Letters of Credit”) for the account of RRL to support business written by RRL’s Lloyd’s syndicate, Syndicate 1458.

The Letters of Credit are denominated in U.S. Dollars and Pounds, with stated amounts of $380 million and £90 million, respectively. Pursuant to the Amendment, the term of the Facility was extended until the date that is four years from the date of notice from ING to the beneficiary of the Letters of Credit, which notice is required to be given not later than December 31, 2016, unless such date is extended with the consent of all the Lenders. Notice was previously required to be given not later than December 31, 2015.

Under the Reimbursement Agreement and related pledge and security agreement between RRL and CEP, as collateral agent, RRL is obligated to pledge to the Lenders at all times during the term of the Facility certain eligible securities with a collateral value (determined as provided in the Reimbursement Agreement) that, until a Full Collateralization Event (as defined in the Reimbursement Agreement) occurs, is, at RRL’s election, either (i) greater than or equal to 100% of the aggregate amount of its then-outstanding Letters of Credit or (ii) greater than or equal to 60% but less than 100% of the aggregate amount of its then-outstanding Letters of Credit. Upon the occurrence of a Full Collateralization Event, RRL is obligated to collateralize the Facility at 100%. Pursuant to the Amendment, the latest date upon which RRL will become obligated to collateralize the Facility at 100% was extended to December 31, 2017 from December 31, 2016.

Certain Lenders and their affiliates have performed commercial banking, investment banking and advisory services for RRL and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Lenders and the Documentation Agent may from time to time engage in transactions with and perform services for RRL and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The descriptions of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Reimbursement Agreement, a copy of which was previously filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2016 Restricted Stock Unit Plan

On November 10, 2016, the Board of Directors (the “Board”) of RenaissanceRe Holdings Ltd. (the “Company”) adopted the RenaissanceRe Holdings Ltd. 2016 Restricted Stock Unit Plan (the “Plan”). The Plan succeeds the RenaissanceRe

Holdings Ltd. 2010 Restricted Stock Unit Plan and is intended to conform to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan, which was approved by shareholders at the Company’s 2016 Annual General Meeting of Shareholders.

The Plan permits the Board to grant to eligible employees (or prospective employees), non-employee directors and consultants or advisors of the Company or any of its affiliates, restricted stock units (“RSUs”). Each RSU granted under the Plan will represent the right of the participant to receive a cash amount equal to the fair market value of one share of the Company’s common stock on a specified settlement date, subject to his or her satisfaction of the applicable vesting conditions set forth in an individual award agreement. Each RSU will be settled in cash on the first administratively practicable payroll date immediately following its vesting date. Participants will be entitled to receive dividend equivalent payments in respect of outstanding RSUs granted under the Plan.

With respect to any RSU granted under the Plan that is assumed or substituted in connection with a change in control of the Company, the vesting or settlement of such RSU may not be accelerated by reason of the change in control for any participant unless such participant experiences an involuntary termination as a result of the change in control. Any RSU held by a participant who experiences an involuntary termination as a result of a change in control will immediately vest as of the date of such termination, unless otherwise provided for in his or her individual award agreement or employment or services agreement with the Company or its affiliates.

The foregoing summary does not purport to be a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan and form of Restricted Stock Unit Agreement under the Plan, which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Third Amendment to Letter of Credit Reimbursement Agreement, dated as of November 8, 2016, by and among Renaissance Reinsurance Ltd., various lenders, Bank of Montreal, Citibank Europe plc and ING Bank N.V., London Branch.

10.2	RenaissanceRe Holdings Ltd. 2016 Restricted Stock Unit Plan.

10.3	Form of Restricted Stock Unit Agreement pursuant to which restricted stock unit grants are made under the RenaissanceRe Holdings Ltd. 2016 Restricted Stock Unit Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: November 10, 2016	By:	/s/ Stephen H. Weinstein
		Name:	Stephen H. Weinstein
		Title:	Senior Vice President, Group General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

10.1	Third Amendment to Letter of Credit Reimbursement Agreement, dated as of November 8, 2016, by and among Renaissance Reinsurance Ltd., various lenders, Bank of Montreal, Citibank Europe plc and ING Bank N.V., London Branch

10.2	RenaissanceRe Holdings Ltd. 2016 Restricted Stock Unit Plan.

10.3	Form of Restricted Stock Unit Agreement pursuant to which restricted stock unit grants are made under the RenaissanceRe Holdings Ltd. 2016 Restricted Stock Unit Plan.